Exhibit 99.1

For Further Information Contact
Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF SECOND QUARTER 2011 RESULTS

ATLANTA, GA — July 13, 2011 — Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, today announced that it will release its Second Quarter 2011 financial results for the period ended June 30, 2011 on Wednesday, July 27, 2011.  In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, July 27, 2011 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 877-941-8609 (domestic) or 480-629-9818 (internationally).  For interested individuals unable to join the call, a replay will be available until Wednesday, August 3, 2011 by dialing 800-406-7325 (domestic) or 303-590-3030 (internationally), passcode 4456994.  The conference call will also broadcast live over the Internet and can be accessed by all interested parties at www.viavid.net.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Western Pest Services, PCO Services, The Industrial Fumigant Company, Waltham Services, Crane Pest Control, and TruTech, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Europe, Central America, the Caribbean, the Middle East, Asia and the Mediterranean from over 500 locations.  You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com, www.trutechinc.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.